Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE No. 1 (this “Supplemental Indenture”), dated as of December 11, 2019 among SSL Robotics LLC, a Delaware limited liability company (the “Escrow Issuer”), Maxar Technologies Inc., a Delaware corporation (the “Company”), each of the guarantor parties hereto (each, a “Subsidiary Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Escrow Issuer and the Trustee, among others, have heretofore executed and delivered an indenture (the “Indenture”), dated as of December 2, 2019 providing for the issuance of the Escrow Issuer’s 9.750% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, pursuant to the purchase agreement in respect of the Notes dated as of November 15, 2019 (the “Purchase Agreement”), the Company agreed to assume all rights and obligations of the Escrow Issuer under the Notes and the Indenture (the “Assumption”) by executing this Supplemental Indenture;

WHEREAS, pursuant to the Purchase Agreement, the Company and the Escrow Issuer agreed to cause certain subsidiaries of the Company to provide an unconditional guarantee of the obligations of the Issuer under the Notes and the Indenture (each a “Subsidiary Guarantee”) by executing this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Escrow Issuer and the Company are authorized to consummate the Assumption, the Subsidiary Guarantors are authorized to provide the Subsidiary Guarantees and the Escrow Issuer, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Escrow Issuer, the Company, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.         CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.         ASSUMPTION.  The Escrow Issuer hereby irrevocably assigns, grants, conveys and transfers to the Company all of the Escrow Issuer’s obligations, right, title and interest as Issuer of the Notes and under the Indenture and the Company hereby unconditionally accepts such assignment and assumes all rights, duties, liabilities and obligations of whatever kind or nature of the Escrow Issuer under the Notes and the Indenture with the same effect as if the Company had issued the Notes and executed and delivered the Indenture on the date thereof.  From the date of this Supplemental Indenture, all references to the Issuer in the Indenture shall refer to the Company and not to the Escrow Issuer.  For purposes of Section 13.02 of the Indenture, a notice or communication to the Company should be addressed as follows:

Maxar Technologies Inc.
1300 W. 120th Avenue
Westminster, Colorado
80234
Fax No.: (303) 684-1688
Attention: Treasurer and General Counsel

3.         AGREEMENT TO SUBSIDIARY GUARANTEE.  Each Subsidiary Guarantor hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 thereof.

4.         NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator or stockholder of the Escrow Issuer, the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Escrow Issuer, the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Subsidiary Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

5.         THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

6.         COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.         EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.         THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Escrow Issuer, the Company and the Subsidiary Guarantors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SSL ROBOTICS LLC,
as Escrow Issuer

By:	/s/ Randall H. Lynch
Name:	Randall H. Lynch
Title:	President and Treasurer

MAXAR TECHNOLOGIES INC.,
as Company

By:	/s/ Randall H. Lynch
Name:	Randall H. Lynch
Title:	Senior Vice President and Treasurer

MAXAR TECHNOLOGIES HOLDINGS INC.
By: /s/ Randall H. Lynch Name: Randall H. Lynch Title: Senior Vice President and Treasurer

DIGITALGLOBE, INC.
RADIANT SOLUTIONS HOLDINGS, INC. SPACE SYSTEMS/LORAL, LLC
SPACE SYSTEMS/LORAL LAND, LLC

By:	/s/ Randall H. Lynch
Name:	Randall H. Lynch
Title:	President and Treasurer
MDA COMMUNICATIONS HOLDINGS, LLC

By:	/s/ Randall H. Lynch
Name:	Randall H. Lynch
Title:	Manager

[Signature Page to Escrow Release Supplemental Indenture]

RADIANT GEOSPATIAL SOLUTIONS LLC

By:	/s/ Randall H. Lynch
Name:	Randall H. Lynch
Title:	Vice President and Treasurer

[Signature Page to Escrow Release Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

[Signature Page to Escrow Release Supplemental Indenture]